                                                                    EXHIBIT 10.8

                                     FORM OF
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of _____________, 1998 by and between PRESIDIO GOLF TRUST, a Maryland real estate investment trust (the "Trust"), PRESIDIO GOLF LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership" and, together with the Trust, the "Company"), and George T. Haworth (the "Employee").


                                    RECITALS

         A. The Company is the owner of golf courses and golf course resorts.

         B. The Trust is effecting an initial public offering ("IPO") of shares of beneficial interest of the Trust pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission ("Registration Statement").

         C. The Employee has extensive experience in the acquisition, ownership and financing of golf courses.

         D. The Company desires to employ the Employee as its President and Chief Executive Officer, and the Employee desires to be so employed by the Company, all on the terms and conditions hereinafter set forth.


                                   AGREEMENTS

         In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

         1. AGREEMENT OF EMPLOYMENT; EFFECTIVE DATE. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, upon the terms and conditions hereinafter set forth. None of the provisions of this Agreement shall become effective until the date on which the IPO is consummated (the "Effective Date").

         2. TERM. The initial term of this Agreement shall be for a period of three (3) years from and after the Effective Date (the "Initial Term"), unless terminated sooner as provided in this Agreement. At the end of the Initial Term or at the end of any Extended Term (as hereinafter defined), the term of this Agreement shall be extended for an additional one-year period (the "Extended Term"), unless any party hereto gives a notice not less than 30 days prior to the end of the Initial Term or the Extended Term, as the case may be. The period commencing with the Effective

Date and ending on the date this Agreement expires or is terminated is hereinafter referred to as the "Term."

         3.       DUTIES.

                  (a) During the Term, the Employee shall serve as the Trust's President and Chief Executive Officer and shall have the power and authority of the President and Chief Executive Officer as set forth in the bylaws of the Trust as in effect on the Effective Date, subject to the supervision and direction of the Board of the Trustees of the Trust ("Board of the Trust").

                  (b) The Employee agrees to devote substantially all of his business time and his best efforts to the performance of his duties under this Agreement. Notwithstanding the foregoing provisions of this Paragraph 3(b), the Employee may devote reasonable time to activities other than those required under this Agreement, including activities involving charitable and similar types of activities, to the extent such activities do not, in the judgment of the Board of the Trust, inhibit or prohibit the performance of the Employee's duties under this Agreement or conflict in any material way with the business of the Company; provided, that except as specified above, the Employee may not accept employment with any other individual or entity, or engage in any other venture which is directly or indirectly in conflict or competition with the then existing business of the Company. The parties agree that the provisions of this Paragraph 3(b) shall not limit in any manner the ability of Employee to serve as a member or director of Arnold Palmer Golf Management LLC.

                  (c) The Employee's principal base of operation for the performance of his duties and responsibilities under this Agreement shall be the offices of the Company in the San Francisco, California area.

         4. COMPENSATION OF EMPLOYEE. For the services rendered by the Employee to the Company under this Agreement during the Term, the Company shall compensate the Employee as follows:

                  (a) BASE SALARY. The Company shall pay the Employee for his services salary at the rate of $175,000 per annum (the "Base
         Salary") payable in installments in accordance with the customary payroll practices of the Company applicable to all executives. Such Base Salary shall be subject to annual merit increases at the discretion of the Compensation Committee of the Board of the Trust (the "Compensation Committee").

                  (b) BONUS. The Employee shall be eligible for a discretionary annual bonus ("Annual Bonus") based upon his performance, any increase in the share price, funds from operations or any other criteria deemed relevant by the Compensation Committee. The amount of any Annual Bonus shall be determined by the Compensation Committee in its sole discretion. The Annual Bonus shall be paid at the same time as annual bonuses are paid to other executives of the Company generally for each year, but in no event later than fifteen

         (15) days after the completion of the audit of the financial statements of the Company by the Company's outside independent accounts for such year.

                  (c) SUPPLEMENTAL BONUS. The Company shall pay the Employee a supplemental bonus ("Supplemental Bonus") if in the opinion of the Compensation Committee, Employee has during a year expended extra effort on acquisitions, financing or other transactions outside of the Company's ordinary course of business. The amount of any Supplemental Bonus shall be determined by the Compensation Committee in its sole discretion. The Supplemental Bonus shall be paid at the same time as bonuses are paid to other executives of the Company generally for each year, but in no event later than fifteen (15) days after the completion of the audit of the financial statements of the Company by the Company's outside independent accountants for such year.

                  (d) INITIAL OPTION. The Trust shall grant to the Employee on the Effective Date an option to purchase 65,000 shares of beneficial interest of the Trust at an exercise price equal to the price at which such shares are initially sold to the public pursuant to the IPO, such options to be exercisable in three equal installments on the first, second and third anniversaries of the Effective Date. Such option (i) shall be issued pursuant to the terms and conditions of the Trust's 1998 Employee Share Option and Award Plan (the "Option Plan"); and (ii) shall not be intended to be an "incentive share option" as such term is defined in Section 422 of the Internal Revenue Code of 1986.

                  Further, in the event of a Change of Control (as hereinafter defined), the Board of Directors shall make every commercially reasonable effort to have the Company (or any other surviving company in a transaction or series of transactions designed to effectuate a change in control) substitute its options or any unexercised portion of the options granted Employee upon appropriate and equitable terms and provide for a period of exercise equal to the remaining term of the option (i.e., the option exercise period will not expire upon a termination of employment).

                  Formal documentation of such option shall be delivered to the Employee on the Effective Date.

                  (e) ADDITIONAL OPTIONS. The Employee will be eligible for consideration for the grant of additional options under the Option Plan and any other employee stock option plan adopted by the Company based upon the Employee's performance and the performance of the Company.

                  (f) INITIAL RESTRICTED SHARES. Employee shall receive a restricted share grant of 25,000 shares upon completion of the first quarter following the fiscal year 1999 in three (3) equal annual installments if (1) the Trust has an increase in the funds from operations per share for the most recent fiscal year of at least 12.5% compared to the funds from operations per share as set forth in the Company's published reports for the prior year and (2) the Trust has an increase in the funds from operations per share in the first quarter following the completion of the most recent fiscal year compared with the corresponding quarter in the prior year. Upon completion of the first quarter of 2000 and 2001, grants, with respect to shares which have not theretofore been made, shall be made, if on a cumulative basis, the Trust has met the standards for such share grants. With respect to (1) above, the first calculation year is 1999 compared to pro forma 1998 as set forth in the final prospectus relating to the IPO. Each award shall (1) be issued under the terms of the Company's 1998 Restricted Share Award Plan, (2) be made as soon as practicable after funds from operations for a year or quarter has been determined, and (3) be subject to vesting by continued employment by the Company in equal installments over a 3-year period.

                  Formal documentation of such restricted share award shall be delivered to Employee on the Effective Date.

                  (g) ADDITIONAL RESTRICTED SHARE AWARDS. Employee will be eligible for consideration by the Compensation Committee for the grant of additional restricted share awards under the Company's 1998 Restricted Share Award Plan based upon Employee's performance and the performance of the Company.

                  (h) EMPLOYEE BENEFITS. The Employee shall be entitled to participate in any "Employee Benefit Plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (each a "Plan") covering employees of the Company generally, upon meeting the eligibility conditions for Plan participation as established under the terms of the applicable Plan. The Employee shall also be entitled to participate in other benefit plans that the Company provides to other senior executive officers of the Company generally, subject to the terms and conditions applicable to such benefit.

                  (i) VACATION. The Employee shall be entitled to three (3) weeks of paid vacation each fiscal year of the Company.

                  (j) WITHHOLDING. All compensation payable to the Employee shall be reduced by Social Security taxes and withholding taxes for which Employee is obligated and any other taxes that may be lawfully levied by any governmental authority which the Company may be required by law from time to time to withhold.

         5. REIMBURSEMENT. The Company shall reimburse the Employee for the normal and reasonable expenses incurred by him during the Term in connection with the performance of his duties hereunder. The Employee shall furnish the Company with such records and receipts as are required to substantiate such expenses in accordance with Company policy.

         6.       DEATH OR DISABILITY.

                  (a) If the Employee dies, this Agreement shall automatically terminate. In such event, the Employee's legal representative shall be entitled to receive from the Company (i) such death benefit payment, if any, as is provided under the Company's personnel policies in effect at the time of his death for payment to legal representatives of the Company's executive employees generally, and (ii) all other employee benefits earned by the Employee that have fully accrued and vested but not been paid as of the date of the Employee's death (including any earned but unpaid vacation pay).

                  (b) If the Employee suffers a permanent disability (as hereinafter defined), the Company may terminate this Agreement by giving written notice to the Employee. For the purposes hereof, "permanent disability" shall mean a "permanent disability" as defined in any long-term disability policy maintained by the Company which covers Employee and, in the event that the Company does not maintain a long-term disability policy covering Employee, "permanent disability" shall mean any illness, injury or infirmity which renders or is reasonably expected to render the Employee unable to perform his duties hereunder for a period of ninety (90) days in any three hundred and sixty (360) day period. The Company shall give the Employee thirty (30) days' advance notice of termination in the event the termination occurs as a result of an illness, injury or infirmity which is reasonably expected to render the Employee unable to perform his duties hereunder for the aforesaid period.

                  In the event the Company and the Employee do not agree that the Employee is suffering from an illness, injury or infirmity which is reasonably expected to render the Employee unable to perform his duties hereunder for the aforesaid period, then the Chairman of the Board of Trustees of the Trust and the Employee (or the Employee's legal representative if the Employee is unable to act) shall together select a licensed physician who shall, within thirty (30) days from the date upon which he or she is selected, make a conclusive determination as to whether or not the Employee is suffering from a permanent disability. In the event that the parties are unable to agree upon the selection of a physician, the Employee (or the Employee's legal representative if the Employee is unable to act) and the Company shall each separately select, within fifteen (15) days from the date such disagreement arises, a licensed physician. Together, the physicians so selected shall designate a third licensed physician who shall, within fifteen
         (15) days from the date of his selection, make the conclusive determination as to whether or not the Employee is suffering from a permanent disability.

                  In the event of a termination due to permanent disability, the Employee shall be entitled to receive from the Company (i) such disability benefits, if any, as are provided to the Employee under the Company's personnel policies generally in effect at the time of the termination of this Agreement, and (ii) all other employee benefits earned by the Employee that have fully accrued and vested but not been paid at the time of the termination of this

         Agreement (including any earned but unpaid vacation pay) at such times as payments are required under the terms of the applicable Plan.

                  (c) In addition, notwithstanding the provisions of Paragraphs 6(a) and 6(b) to the contrary, all employee options and restricted share awards, shall, upon the termination due to death or disability of Employee, accelerate and vest and shall be exercisable or any restriction shall lapse in accordance with the terms of the respective grant.

         7.       TERMINATION.

                  (a) TERMINATION FOR CAUSE. The Company may terminate the employment of the Employee under this Paragraph 7(a) if the Employee
         (i) commits an act of fraud with respect to the Company, (ii) is convicted of a felony, (iii) engages in conduct causing demonstrable and serious injury to the business of the Company, (iv) continually fails substantially to perform his duties under Paragraph 3(a) hereof (other than any such failure resulting from the disability of the Employee or any such failure occurring after any of the events constituting "Good Reason" hereunder has occurred) for a period of thirty (30) days after receipt by the Employee of a written demand for substantial performance has been delivered by the Company to the Employee, which written demand specifically identifies in reasonable detail the manner in which the Company believes that the Employee has not substantially performed his duties hereunder, or (v) the material breach by the Employee of any of his obligations under Paragraphs 9 or 10 hereof and the failure of the Employee to remedy such breach within thirty (30) days after the receipt by the Employee of a written notice from the Company specifying in reasonable detail the nature of such breach. Termination pursuant to this Paragraph 7(a) shall be herein referred to as a "Termination for Cause." Upon a Termination for Cause, the Company shall have no further obligation hereunder except to pay Employee Base Salary through the date of termination and other employee benefits earned by the Employee that have fully accrued and vested but not been paid at the time of such termination (including any earned but unpaid vacation pay).

                  (b) TERMINATION WITHOUT CAUSE. The Company may terminate the employment of the Employee hereunder without cause pursuant to this Paragraph 7(b). Such termination shall be effective by providing the Employee with a written notice of termination. Termination pursuant to this Paragraph 7(b) is referred to in this Agreement as "Termination Without Cause." If the Company terminates the Employee's employment under this Paragraph 7(b), the Company's only obligations hereunder shall be to (A) pay the Employee any Base Salary and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination (including any earned but unpaid vacation pay), and (B) make the severance payments described in Paragraph 8 hereof.

                  (c) TERMINATION BY EMPLOYEE. The Employee may terminate his employment hereunder by providing the Company with a written notice of termination at least sixty (60) days prior to the effective date of such termination unless such termination is due to a Change in Control (as hereinafter defined), in which case such notice shall be effective at the time the Change in Control occurs. If the Employee terminates his employment under this Paragraph 7(c) other than for Good Reason, the Company shall have no further obligation to pay hereunder except to pay the Employee Base Salary and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination (including any earned but unpaid vacation pay). If the Employee terminates his employment under this Paragraph 7(c) for Good Reason (a "Termination for Good Reason"), such termination shall be treated as if it were a Termination Without Cause pursuant to Paragraph 7(b).

                  As used herein, "Good Reason" shall mean (a) the material breach by the Company of any of its agreements set forth in Paragraphs 3(a), 3(c), 4(a) through 4(i) and 5 hereof which continues unremedied for a period of thirty (30) days after receipt by the Company of a written demand for performance from the Employee, which written demand specifically identifies in reasonable detail the manner in which Employee believes that the Company has not performed its obligations; provided, however, that no notice or grace period shall be required with respect to the failure of the Company to pay the Base Salary when due, (b) the occurrence of a Change in Control after the Effective Date; provided the Employee notifies the Company of his desire to terminate this Agreement prior to the time the Change in Control occurs, (c) a material change in the significant responsibilities of the Employee hereunder, or (d) the Company's offices in the San Francisco, California area no longer constitute the principal base of operation for the performance of the duties and responsibilities of the Employee under this Agreement. Notwithstanding the foregoing, in the event of termination by Employee in the case of a Change of Control, Employee shall continue in the employ of the Company for up to thirty
         (30) days after the Change in Control occurs upon the terms and conditions set forth herein upon the written request of the Company made at least thirty (30) days prior to the date the Change in Control occurs. As used in this Agreement, "Change in Control" shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of securities of the Trust representing 30% or more of the combined voting power of the Trust's outstanding securities (excluding Arnold Palmer Golf Management LLC, Olympus Real Estate Corporation, Montclair Hotel Investors, Inc. or any of their respective Affiliates (as defined in Paragraph 9), (b) during any period of twenty-four consecutive months, individuals who at the beginning of such twenty-four month period were trustees of the Trust cease for any reason to constitute at least a majority of the Board of Trustees unless replaced by trustees nominated or elected by persons who were trustees of the Trust at the beginning of such twenty-four month period, (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding company common shares and outstanding company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common shares and the combined voting power of the then outstanding voting securities entitled to vote generally n the election of directors, as the case may be, of the corporation, trust or other entity resulting from such Business Combination (including, without limitation, a corporation, trust or other entity which as a result of such transaction owns the Company or all of substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding company common shares and outstanding company voting securities, as the case may be,
         (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation, trust or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation, trust or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, trust or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (d) EFFECTS OF TERMINATION. The termination of this Agreement shall not affect or impair the obligations of the parties under Paragraphs 8, 9 or 10 or the obligation of the Company to make the payments which are due to Employee as a result of such termination.

         8. SEVERANCE PAYMENTS. Within thirty (30) days after the effective date of a Termination Without Cause pursuant to Paragraph 7(b) hereof or a Termination for Good Reason pursuant to Paragraph 7(c) hereof, the Company shall pay to the Employee a lump sum amount, without discount, equal to the greater of (a) the Base Salary which would have been payable to the Employee for the remainder of the Term of this Agreement, (b) the Base Salary which would have been payable to the Employee had this Agreement remained in effect for a period of one year after such termination of employment, assuming the case of
(a) or (b) that Employee's Base Salary remained at the rate in effect prior to such termination. In addition, all share options and restricted share awards shall accelerate and vest as of the date of termination.

         If in the opinion of tax counsel ("Tax Counsel") selected by the Employee and reasonably acceptable to the Company, the Employee has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Employee's employment with the Company has terminated) which constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended ("Code") (or for which a tax is otherwise payable under section 4999 of the Code), then the Company shall pay to the Employee an additional amount (the "Additional Amount") equal to the sum of
(i) all taxes payable by the Employee under Code section 4999 with respect to all such excess parachute payments (or payments otherwise subject to tax under 4999 of the Code) and the Additional Amount, plus (ii) all federal, state and local income taxes payable by the Employee with respect to the Additional Amount. Upon written request for payment by the Employee, detailing in a fashion reasonably acceptable to the Company the amount payable by the Company as the Additional Amount, the Company shall have 15 days to verify the calculations presented by the Employee (the "Verification Period"). After the end of the Verification Period, the Company shall have 15 days to pay the Employee the Additional Amount. If the Company disputes the submission materials submitted by the Employee, written notification of the dispute shall be provided to the Employee within three days of the end of the Verification Period. Thereafter, a third-party, acceptable to both the Company and the Employee, shall be selected to resolve the dispute and shall sign as preparer of the Employee's return. Notwithstanding the foregoing, all payments under this Paragraph 8 shall be made prior to or on the date of the Employee's termination.

         9.       COMPETITION.

                  (a) In consideration of the Company's agreement to employ the Employee as provided in Paragraph 3 hereof, the Employee hereby agrees that during the Noncompete Period (as defined below), without the prior written approval of the Company, the Employee shall not, except in the course of his employment hereunder, directly or indirectly:

                        (i) participate in any manner, whether directly or indirectly, in any Competing Company (as hereinafter defined), either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding passive investments not aggregating more than five percent (5%) of any such entity's total outstanding voting securities), principal or otherwise;

                       (ii) solicit, divert, take away or enter into any leases or the like with, or attempt to solicit, divert, take away or enter into any leases or the like with, any entity or its Affiliates which during the term of Employee's employment hereunder leases one or more golf courses owned by the Company or Affiliate of the Company in the United States; or

                      (iii) solicit, attempt to solicit, hire for employment or engage, any person who is an employee of the Company or an Affiliate of the Company as of the date of the termination of Employee's employment hereunder, or who was an employee of the Company or any Affiliate of the Company within six (6) months immediately prior to the date of the termination of Employee's employment hereunder.

                  As used herein, "Competing Company" means any entity which qualifies or intends to qualify for treatment as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any other entity (including a separate division of an entity) which is engaged primarily in the business of acquiring, owning or leasing golf courses. As used herein, "Affiliate" means, when used with respect to an entity or the Company, (i) any Person (as hereinafter defined) which directly or indirectly controls, is controlled by or under common control with such entity or the Company, and (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding securities of such entity or the Company. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, "Person" means any individual, partnership, corporation, trust or other entity. As used herein, "Noncompete Period" shall mean the period commencing on the Effective Date and ending on the first anniversary of the date of the termination of this Agreement.

                  (b) The Employee acknowledges that the Employee will be involved at an executive level in the development, implementation and management of the Company's national business strategies and plans, including those which involve the Company's finances, research, marketing, planning, operations, relations and property acquisitions. By virtue of the Employee's unique and sensitive position and special background, employment of the Employee by a Competing Company represents a serious competitive danger to the Company, and the use of the Employee's talent and knowledge and information about the Company's business strategies can and would constitute a valuable competitive advantage over the Company.

                  (c) The Employee acknowledges that enforcement of the covenants set forth in this Paragraph 9 and in Paragraph 10 hereof will not prevent him from earning a living in the golf industry. The Employee further acknowledges that the restrictions contained herein have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions necessary to protect the Company from unfair competition.

                  (d) The Employee acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Paragraph 9 and of Paragraph 10 hereof, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Paragraph 9 and the following Paragraph 10 hereof are reasonable and necessary for the Company's protection. The Employee further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Paragraph 9 or in Paragraph 10 hereof and, accordingly the Employee consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Paragraph 9 or in Paragraph 10 hereof because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

         10. CONFIDENTIALITY. The Employee acknowledges and agrees that the Company competes in a highly competitive industry and in competitive markets and that as an executive the Employee will have access to proprietary and confidential information and trade secrets of the Company and its affiliates and subsidiaries and their respective predecessors. The Employee agrees that he will not, without the written consent of the Company, except in the course of performing his duties hereunder, disclose or knowingly permit any Person under his control to disclose to anyone not properly entitled to the information or use for his own benefit or the benefit of anyone else other than the Company or any affiliate or subsidiary of the Company, any such trade secrets or proprietary or confidential information relating to the Company and related entities.

         11. WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

         12. NOTICES. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

                  To the Employee:         __________________________________
                                           __________________________________
                                           __________________________________


                  To the Company:          Building 106, Montgomery Street
                                           Presidio Main Post
                                           P. O. Box 29355
                                           San Francisco, California   94129
                                           Attention:  Chairman of the Board

         Any party may change by notice the address to which notices to it are to be addressed.

         13. REPRESENTATION BY EMPLOYEE. The Employee represents and warrants that he is not a party to or bound by any covenant or agreement which in any manner restrains or restricts the activities of the Employee or his ability to enter into this Agreement.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of laws thereof.

         15. AMENDMENTS, ETC. The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

         16. HEADINGS AND CAPTIONS. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

         17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

         18.      MISCELLANEOUS.

                  (a) The Employee shall not have any right to commute, encumber or dispose of the right to receive payment hereunder or of the right to receive any of the benefits provided for hereunder.

                  (b) Upon the termination of Employee's employment hereunder, at the sole option of the Company, the Employee shall be deemed to have resigned from any office of the Company and its Affiliates which he may then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, charge cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company, other than information available generally to the shareholders of the Trust. Nothing in this Paragraph 18(b) shall in any way eliminate the obligations of Employee under Paragraph 9.

                  (c) Each party shall bear its or his own costs in connection with any controversy or dispute arising out of or relating to this Agreement.

                  (d) Except as otherwise specifically noted hereunder, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Employee's employment with the Company.

                  (e) THE EMPLOYEE REPRESENTS TO THE COMPANY THAT HE IS KNOWLEDGEABLE AND SOPHISTICATED AS TO BUSINESS MATTERS, INCLUDING THE SUBJECT MATTER OF THIS AGREEMENT, THAT HE HAS READ THIS AGREEMENT AND THAT HE UNDERSTANDS ITS TERMS. THE EMPLOYEE ACKNOWLEDGES THAT THERE IS A RISK THAT THE IPO MAY NOT OCCUR. THE EMPLOYEE ACKNOWLEDGES THAT, PRIOR TO ASSENTING TO THE TERMS OF THIS AGREEMENT, HE HAS BEEN GIVEN A REASONABLE TIME TO REVIEW IT, TO CONSULT WITH COUNSEL OF HIS CHOICE, AND TO NEGOTIATE AT ARM'S-LENGTH WITH THE COMPANY AS TO ITS CONTENTS. THE EMPLOYEE AND THE COMPANY AGREE THAT THE LANGUAGE USED IN THIS AGREEMENT IS THE LANGUAGE CHOSEN BY THE PARTIES TO EXPRESS THEIR MUTUAL

         INTENT, AND THAT NO RULE OF STRICT CONSTRUCTION IS TO BE APPLIED AGAINST ANY PARTY HERETO.

                  (f) This Agreement is personal to, and shall be non-assignable by, the Employee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                      PRESIDIO GOLF TRUST


                                      By: ____________________________________
                                          Title: _____________________________


                                      PRESIDIO GOLF LIMITED PARTNERSHIP

                                      By:    PRESIDIO GOLF TRUST, its general
                                             partner


                                             By: _____________________________
                                                 Title: ______________________